Exhibit 10.9.4

THE NONQUALIFIED DEFERRED COMPENSATION PLAN FOR

SELECT INVESTMENT PROFESSIONALS OF

PRINCIPAL FINANCIAL GROUP, INC. AND AFFILIATES

(Effective January 1, 2016)

i

ii

INTRODUCTION

The Company has established the Nonqualified Deferred Compensation Plan for Select Investment Professionals of Principal Financial Group, Inc. and Affiliates for the benefit of a select group of management and highly compensated employees, who, due to the amount of their compensation, are unable to fully participate in the elective deferral contributions available to the other eligible participants in the Associated Plan.

The Plan covers common-law employees and is designed and intended to be a “top-hat” plan — that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA §§ 201 (2), 301 (a) (3) and 401 (a) (1), and therefore is exempt from Parts 2, 3 and 4 of Title I of ERISA.  The Plan is intended to be a nonqualified plan for purposes of Code § 401.  The Plan also is intended to be a nonqualified deferred compensation plan that meets the requirements of paragraphs (2), (3) and (4) of Code § 409A(a), and the terms and provisions of the Plan should be interpreted and applied in a manner consistent with such requirements, including final Treasury Regulations and other guidance issued under Code § 409A.

This plan is effective January 1, 2016.

ARTICLE I

DEFINITIONS

SECTION 1.01 — FORMAT

Words and phrases defined in the DEFINITIONS SECTION of this Article will have the defined meaning when used in this Plan, unless the context clearly indicates otherwise.  These words and phrases will have an initial capital letter to aid in identifying them as defined terms.

Words and phrases with an initial capital letter that are not defined in the DEFINITIONS SECTION of this Article will have the meaning assigned to such word or phrase under the Associated Plan, unless the context clearly indicates otherwise.

SECTION 1.02 — DEFINITIONS

Account means an account established for a Participant pursuant to the ACCOUNTS SECTION of Article III.

Active Participant means an Employee in the Eligible Group who has enrolled in this Plan.

Administrator means Principal Life Insurance Company.  The Administrator has authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.

Aggregated Plan means any other deferred compensation plan maintained by the Company or a Controlled Group Member that is subject to Code § 409A and that is aggregated with this Plan under Treasury Regulation § 1.409A-1(c) (2).

Annual Incentive Pay means an annual payment received under a plan designated by the Company.  Amounts received from a long-term performance plan or stock accumulation program shall not be considered Annual Incentive Pay for purposes of the Plan.

Associated Plan means The Principal Select Savings Plan for Employees.

Beneficiary means the person or persons designated as such pursuant to the BENEFICIARIES SECTION of Article X.

Benefit Plans Investment Committee means the Benefit Plans Investment Committee of Principal Life Insurance Company.

Board means the Board of Directors of Principal Financial Group.

Change of Control means the date of occurrence of any of the following, to the extent such occurrence constitutes a change of control event (as defined in Treasury Regulation § 1.409A-3(i) (5) (i)) with respect to Principal Financial Group:

(a)                                 a change in the ownership of Principal Financial Group occurs when any one person or a group of persons acquires stock in Principal Financial Group that is more than fifty percent (50%) of the total fair market value or total voting power of the stock of Principal Financial Group;

(b)                                 a change in the effective control of Principal Financial Group occurs when any one person or a group of persons acquires within a twelve (12)-month period, stock in Principal Financial Group possessing thirty percent (30%) or more of the total voting power of the stock of Principal Financial Group; or when a majority of the board of directors of Principal Financial Group is replaced during a twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the board of directors of Principal Financial Group; or

(c)                                  a change in the ownership of a substantial portion of the assets of Principal Financial Group occurs when any one person or group of persons acquires or has acquired during a twelve (12)-month period, assets from Principal Financial Group that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of Principal Financial Group immediately prior to such acquisition.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the common stock, par value $0.01, of Principal Financial Group.

Company means Principal Financial Group and any successors thereto.

Compensation means income as reported in the “Wages, Tips, and Other Compensation” box on Form W-2 attributable to services performed for the Company or a Participating Controlled Group Member.  Compensation also includes any elective deferral (as defined in Code § 402(g) (3)) to the Associated Plan, and any amount which is deferred at the election of the Employee under this Plan or any other nonqualified plan maintained by the Company or Participating Controlled Group Member, and any amount which is contributed or deferred at the election of the Employee which is not includible in the gross income of the Employee by reason of Code §§ 125, 132(f) (4) or 457.

Compensation will exclude the following:

(a)                                 expense reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (other than elective contributions as stated above), and welfare benefits (except short-term disability);

(b)                               Annual Incentive Pay earned with respect to service while not classified by the Company’s or Participating Controlled Group Member’s payroll system as “investment” or “industry variant”;

(c)                                  any bonus or incentive pay paid by the Company or a Controlled Group Member, other than Annual Incentive Pay not otherwise excluded by (b) above, unless otherwise designated by the Company, including (but not limited to):

(i)                                     any amount paid under The Principal Long Term Incentive Compensation Plan or other long-term incentive compensation plan or any stock incentive plan;

(ii)                                  any sign-on bonus or stay bonus;

(iii)                               any bonus to share in the proceeds or any stay bonus paid to an Employee as a result of the acquisition of Old Northwest Agents Limited Partnership;

(d)                                 amounts earned as a result of an Employee’s Separation from Service;

(e)                                  any lump-sum payout under the Principal Personal Time Off Policy;

(f)                                   any income from restricted stock or stock units or the exercise of statutory or non-statutory stock options under any plan maintained by the Company or Participating Controlled Group Member, except as specifically provided in a written agreement or other writing of the Company or Participating Controlled Group Member in effect prior to the start of the applicable Plan Year;

(g)                                  any amounts earned after an Employee’s Separation from Service, except for amounts earned for services attributable to the final payroll period that includes the date of the Employee’s Separation from Service.

Controlled Group Member means any corporation or other business entity that is a member of the same controlled group as, or under common control with, the Company as determined under Code § 414(b) or (c) (and for purposes of determining whether a Separation from Service has occurred, a standard of “at least 80 percent” will be used to identify a controlled group member under Code § 414(b) and (c) notwithstanding the default standard of “at least 50 percent” found in Treasury Regulation § 1.409A-1(h)(3)).

Elective Deferral Credit means a credit to an Account made in accordance with the ELECTIVE DEFERRAL CREDITS SECTION of Article III.

Eligible Group means the group of Employees who are eligible to participate in the Plan, as determined under the ELIGIBLE GROUP SECTION of Article II.

Employee means any common-law employee of the Company or a Controlled Group Member (while it is Controlled Group Member).

Employer Discretionary Credit means a credit to the Account made in accordance with the EMPLOYER DISCRETIONARY CREDITS SECTION of Article III.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

In-Service Account means an Account to be kept for each Participant that has elected to take an In-Service Distribution as described in the DISTRIBUTION EVENTS SECTION of Article V.

Participant means any Active Participant, or any current or former Employee who is not an Active Participant but who has a balance remaining in an Account under the Plan.

Participating Controlled Group Member means any Controlled Group Member that has adopted the Plan and that employs one or more Participants, as listed in Attachment A (a Participating Controlled Group Member will automatically cease to participate if it ceases to be a Controlled Group Member).

Plan means The Nonqualified Deferred Compensation Plan for Select Investment Professionals of Principal Financial Group, Inc. and Affiliates.

Plan Year means the calendar year.

Principal Financial Group means Principal Financial Group, Inc., a Delaware corporation, together with all successors thereto.

Retirement Account means an Account to be kept for each Participant as described in the DISTRIBUTION EVENTS SECTION of Article V.

Separation from Service means a “separation from service” within the meaning of Code § 409A.

Generally this means that the Participating Controlled Group Member that employs the Participant and the Participant reasonably anticipate that no further services will be performed for the Company or any Controlled Group Member after a certain date or that the level of services the Participant will perform after such date (whether as an Employee or independent contractor) will permanently decrease to twenty percent (20%) or less of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period of services if the Participant has been providing services for less than thirty-six (36) months).

In the case of a leave of absence by a Participant where there is a reasonable expectation that the Participant will return to service with the employer after such leave of absence, a Separation from Service will be deemed to have occurred on the date that is six (6) months following the start of such leave; provided that, if the Participant has a statutory or contractual right to return to active employment that extends beyond the end of such leave period, the Separation from Service will be deemed to have occurred upon the expiration of such statutory or contractual right; and if such Employee has a Termination of Employment during such leave period, the Separation from Service will be deemed to have occurred on such Termination of Employment.

In the case of a sale or other disposition of stock or substantial assets, whether a Separation from Service has occurred may be affected by the provisions of the CONTRACTUAL OBLIGATIONS SECTION of Article IX.

Specified Employee means an Employee who at any time during the twelve (12) month period ending on the identification date (defined below) was a “key employee” as defined under Code § 416(i) (applied in accordance with the regulations thereunder, but without regard to paragraph (5) thereof).  The Administrator or the Company may adopt a Specified Employee Identification Policy that specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying Specified Employees, and which may include an alternative method of identifying Specified Employees consistent with the regulations under Code § 409A.  In the absence of any such policy or policy provision, for purposes of the above, the “identification date” is each December 31st, and an Employee who satisfies the above conditions will be considered to be a “Specified Employee” from April 1st following the identification date to March 31st of the following year, and the compensation and other variables, and special rules for corporate events and special rules relating to nonresident aliens, that are necessary in identifying Specified Employees will be determined and applied in accordance with the defaults specified in the regulations under Code § 409A.  Any Specified Employee Identification Policy will apply uniformly to all nonqualified deferred compensation plans subject to Code § 409A that are maintained by the Company or a Controlled Group Member.

Termination of Employment means that the common-law employer-employee relationship has ended between the Employee and the Company and Controlled Group Members, as determined under the employment policies and practices of the Company (including by reason of voluntary or involuntary termination, retirement, death, expiration of and failure to return from a recognized leave of absence, or otherwise).  A Termination of Employment does not occur merely as a result of transfer of employment from one Controlled Group Member to another Controlled Group Member or from the Company to a Controlled Group Member or from a Controlled Group Member to the Company.  In the case of an Employee working for a Controlled Group Member, a Termination of Employment will not occur merely because his employer no longer satisfies the definition of a Controlled Group Member by reason of a stock sale or similar corporate transaction (assuming the individual continues in the employ of that employer or a new affiliate of that employer after the sale).

Valuation Date means each day on which trading occurs on the New York Stock Exchange.

ARTICLE II

PARTICIPATION

SECTION 2.01 — ELIGIBLE GROUP

All Employees who are in the Eligible Group will be eligible to participate in the Plan.   An Employee is in the Eligible Group if:

(a)                                 He is employed with the Company or a Participating Controlled Group Member (while it is a Participating Controlled Group Member);

(b)                                 He is eligible for the Associated Plan;

(c)                                  His Compensation in any Plan Year is one hundred and twenty-five percent (125%) or more of the compensation level required to be a “highly compensated employee” under Code § 414(q); and

(d)                                 The Corporate Management Committee, which is described in the ADMINISTRATION SECTION of Article VIII, has selected the individual for participation and has directed the Administrator to notify the individual in writing that he is eligible to participate in the Plan.

The Corporate Management Committee (or, in the case of a Senior Vice President or above, the Human Resources Committee of the Board) in its sole and absolute discretion may determine that an Employee who satisfies the conditions of paragraph (c) above will not be eligible to participate in the Plan, or may determine that an Employee who does not satisfy the conditions of paragraph (c) above will be eligible to participate in the Plan.  However, the Plan is intended to cover only those Employees who are in a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a) (3) and 401(a) (1); and, accordingly, if any interpretation is issued by the Department of Labor that would exclude any Employee from satisfying that requirement, such Employee immediately will cease to be in the Eligible Group.

An Employee will cease to be in the Eligible Group upon his Separation from Service or as of such earlier date on which he ceases to satisfy the eligibility requirements specified above.

An Employee who ceases to be in the Eligible Group will cease to be an Active Participant as of the date provided in the END OF ELIGIBILITY AND PARTICIPATION SECTION of this Article.

SECTION 2.02 — NOTICE OF ELIGIBILITY

The Administrator will notify an Employee in writing of his eligibility to participate in the Plan and an individual will not be eligible until he receives such notice.

SECTION 2.03 — INITIAL ENROLLMENT

An Employee in the Eligible Group who has not already been a participant in any Aggregated Plan will be allowed to enroll in and make initial deferral and distribution elections under the Plan during the thirty (30) day period following the date he is notified of his eligibility to participate in the Plan, with enrollment to be effective as of the first day of the month that next follows the last day of such thirty (30) day period.  Deferral and distribution elections will be irrevocable at the end of the thirty (30) day period.  Otherwise, an Employee in the Eligible Group may enroll and make initial deferral and distribution elections for the next or any subsequent Plan Year during the annual enrollment period established by the Company for such Plan Year, which annual enrollment period will end not later than the last day of the prior Plan Year.  Notwithstanding the foregoing, an Employee in the Eligible Group also shall be permitted to make an election against Annual Incentive Pay to the extent permitted by, and in accordance with, the provisions of the ELECTION APPLIED AGAINST ANNUAL INCENTIVE PAY FOR CERTAIN PARTICIPANTS SECTION of Article III.

An enrollment election is required and must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Administrator.

SECTION 2.04 — END OF ELIGIBILITY AND PARTICIPATION

An Active Participant will continue as an Active Participant until the earliest of:

(a)                                 The date of his Separation from Service;

(b)                                 The date on which the Plan is terminated in a liquidation termination described in the AMENDMENT AND TERMINATION SECTION of Article X; or

(c)                                  The last day of the Plan Year in which he ceases to be in the Eligible Group (other than as a result of a Separation from Service) or in which the Plan is terminated other than in a liquidation termination described in the AMENDMENT AND TERMINATION SECTION of Article X.

A Participant will continue as a Participant until he has received a full distribution of the benefit due under the Plan.

In the event a Participant’s eligibility under this Plan ceases as the result of a change in workforce classification and as a result the Participant becomes eligible and enrolls in The Principal Select Savings Excess Plan for Employees or The Principal Select Savings Excess Plan for Individual Field, his benefits and liabilities will not transfer to such plan.

SECTION 2.05 — REENROLLMENT FOLLOWING A BREAK IN ELIGIBILITY

Except as otherwise provided in the DISTRIBUTION EVENTS SECTION of Article V, in the case of an individual who ceases to be in the Eligible Group and who later reenters the Eligible Group:

(a)                                 If he reenters the Eligible Group twenty-four (24) months or more after he both ceases to be an Active Participant and ceases to be eligible under all Aggregated Plans, he will be eligible to reenroll in accordance with the INITIAL ENROLLMENT SECTION of this Article.

(b)                                 If he reenters the Eligible Group within twenty-four (24) months after he both ceases to be an Active Participant and ceases to be eligible under all Aggregated Plans, the deferral and distribution elections that were in effect when he ceased to be in the Eligible Group will be reinstated when he reenters the Eligible Group.

The deferral and distribution elections made upon rehire or subsequent changes to such elections will not affect the distribution of benefits the individual may be receiving as a result of a previous distribution event.

ARTICLE III

CONTRIBUTION CREDITS

SECTION 3.01 — ELECTIVE DEFERRAL CREDITS

Elective Deferral Credits will be made for each pay date on behalf of each Active Participant who has enrolled in the Plan and thereby elects to have his Compensation reduced in order to receive Elective Deferral Credits.  The Elective Deferral Credits for a pay date will be added to the appropriate Account on or as soon as administratively practicable after the pay date in an amount equal to the amount of the reduction in his Compensation.

An Active Participant may elect to reduce his Compensation in accordance with the following:

(a)                                 Any election against Annual Incentive Pay may be made in any percentage up to two (2) decimal places not more than one-hundred percent (100%).

(b)                                 Any election against all other Compensation may be made in any percentage up to two (2) decimal places not to exceed fifteen percent (50%).

The elections made under (a) and (b), above, will be effective during the Plan Year.

A deferral election (or the modification or revocation of a deferral election) must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Administrator.  A deferral election must be made as part of enrollment described in the INITIAL ENROLLMENT SECTION of Article II.

Compensation will be reduced first to provide Elective Deferral Credits under this Plan, prior to any reduction for any contribution or other amount drawn from Compensation.  However, the FICA taxes due on Elective Deferral Credits and Employer Discretionary Credits pursuant to the EMPLOYER DISCRETIONARY CREDITS

SECTION OF Article III, plus pyramided income taxes on such FICA amounts, will be drawn from the Plan and will first reduce the net Elective Deferral Credits and the Employer Discretionary Credits to the extent other Compensation is not available to provide for FICA.

A deferral election applied against any Compensation must be made by December 31st (or such earlier date as may be established by the Company) of the year prior to the year in which the services are performed that give rise to the right to receive such Compensation.  A separate deferral election will be allowed for Annual Incentive Pay and all other Compensation.  The deferral of Annual Incentive Pay will apply to Annual Incentive Pay earned in the Plan Year in which the services attributable to the Annual Incentive Pay are performed, without regard to when the Annual Incentive Pay is actually paid.

For the Plan Year in which an Employee is first notified of eligibility for the Plan, an election made within the thirty (30) day period referenced in the INITIAL ENROLLMENT SECTION of Article II (if applicable to the Employee) will apply to Compensation and Annual Incentive Pay attributable to pay periods that start after the effective date of enrollment as provided in the INITIAL ENROLLMENT SECTION of Article II.  The initial election will apply to a pro-rata portion of any Annual Incentive Pay payable for services performed during the period in which the election becomes irrevocable (with the percentage determined by dividing the number of days remaining in the performance or service period after the effective date of the enrollment over the total number of days in the performance or service period).

Except as otherwise provided in the DISTRIBUTION EVENTS Section of Article V, an election applied against any Compensation will be “evergreen” — that is, it will automatically be carried over and applied to the next Plan Year unless revoked or changed by the Participant by December 31st (or such earlier date as may be established by the Administrator) of the prior Plan Year; except that, an election will not apply to a Plan Year (and a new election will be required) if the election would result in any credits inconsistent with the terms of the Plan. An election generally will be irrevocable for a Plan Year, but will be revoked if: the Participant receives a withdrawal for unforeseeable emergency from this Plan pursuant to the UNFORESEEABLE EMERGENCY WITHDRAWALS SECTION of Article V (or receives a comparable withdrawal from any Aggregated Plan).

An election in effect for a given Plan Year (or portion thereof) with respect to any Compensation that is paid as part of payroll will apply only to payroll periods ending within the Plan Year (i.e., if the final payroll period starts within a Plan Year and ends in the following Plan Year, the election in effect for the following Plan Year will apply to amounts payable for such payroll period).

The Administrator may, in its sole discretion, limit the minimum or maximum amount of Elective Deferral Credits that are allowed under the Plan by any Active Participant or any group of Active Participants, provided that such limit is established in writing prior to the beginning of the Plan Year or prior to enrollment of the affected Participant.

SECTION 3.02 — EMPLOYER DISCRETIONARY CREDITS

The Company or a Participating Controlled Group Member may make Employer Discretionary Credits to the Account of an Active Participant as determined each Plan Year by the Company or a Participating Controlled Group Member.

SECTION 3.03 — ACCOUNTS

Accounts will be maintained under the Plan on behalf of each Participant to separately reflect amounts attributable to:

(a)                                 Elective Deferral Credits under the ELECTIVE DEFERRAL CREDITS SECTION of this Article and

(b)                                 Employer Discretionary Credits under the EMPLOYER DISCRETIONARY SECTION of this Article.

A Participant’s Account may consist of one or more accounts, including Retirement Accounts and In-Service Accounts.  A Participant may elect a single form of distribution, as described in the FORM OF DISTRIBUTION SECTION of Article VI, for each account.

Account balances will be expressed in United States Dollars.

Accounts are for bookkeeping purposes only and the maintenance of Accounts will not require any segregation of assets of the Company or any Participating Controlled Group Member.  Neither the Company nor any Participating Controlled Group Member will have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any rights to any amounts that may be set aside other than the rights of an unsecured general creditor of the Company or Participating Controlled Group Member that employs (or employed) the Participant.

ARTICLE IV

EARNINGS CREDITS AND EXPENSES

SECTION 4.01 — ADJUSTMENT TO REFLECT EARNINGS CREDITS

Accounts will be adjusted (increased or decreased) as of each Valuation Date to reflect earnings credits as determined under the EARNINGS CREDITS and the EXPENSES SECTIONS of this Article.

SECTION 4.02 — EARNINGS CREDITS

Earnings credits will be determined based on the performance of one or more investment options deemed to be available under the Plan.

The Benefit Plans Investment Committee, in its sole discretion, will determine the investment options that will be available as benchmarks for determining the earnings credit, which may include mutual funds, common or commingled investment funds, group annuity contracts or any other investment option deemed appropriate by the Benefit Plans Investment Committee, and may include a fund that invests (or is deemed to invest) in Common Stock.  The Benefit Plans Investment Committee may at any time and from time to time add to, remove from or substitute the investment options deemed to be available under the Plan.

A Participant (or Beneficiary following the death of the Participant) will be allowed on a hypothetical basis to direct the investment of his Account among the investment options available under the Plan.  Hypothetical investment directions may be given with such frequency as is deemed appropriate by the Administrator, and must be made in such percentage or dollar increments, in such manner and in accordance with such rules as may be prescribed for this purpose by the Administrator (including by means of a voice response or other electronic system under circumstances so authorized by the Administrator).  If an investment option has a loss, the earnings credit attributable to such investment option will serve to reduce the Account; similarly, if an investment option has a gain, the earnings credit attributable to such investment option will serve to increase the Account.  If the Participant fails to elect an investment option, the earnings credit will be based on such “default” investment option as may be selected for this purpose by the Benefit Plans Investment Committee.

Earnings credits (both increase and reductions) will be reflected through the date of payment as provided in the TIME OF DISTRIBUTION SECTION of Article VII.

An Account is subject to any minimum guarantees applicable under a group annuity contract or other investment arrangement.

SECTION 4.03 — HYPOTHETICAL INVESTMENTS

All investment directions of a Participant or Beneficiary will be on a “hypothetical” basis for the sole purpose of establishing the earnings credit for his Account — that is, the Account will be adjusted for earnings credits as if the Account were invested pursuant to the investment directions of the Participant or Beneficiary, but actual investments need not be made pursuant to such directions.  However, the Administrator, in its sole discretion and without any obligation, may direct that investments be made per the investment directions of Participants and Beneficiaries in order to hedge the liability of the Company and Participating Controlled Group Members.

If the Benefit Plans Investment Committee directs that investments actually be made in Common Stock to hedge liability, any transactions costs (brokerage fees and commissions) on purchases and sales of Common

Stock will be charged to the Participant’s Account.

SECTION 4.04 — DURATION OF INVESTMENT CONTROL

A Participant will be allowed to direct investments on a hypothetical basis until his Account is paid as a lump- sum measured under the CALCULATION OF LUMP-SUM OR INSTALLMENT PAYMENTS SECTION of Article VI, or throughout the installment period as provided in the CALCULATION OF LUMP-SUM OR INSTALLMENT PAYMENTS SECTION of Article VI.

SECTION 4.05 — EXPENSES

The Administrator, in its sole discretion, may reduce a Participant’s Account to reflect the Participant’s proportional share of expenses related to administration of the Plan.

ARTICLE V

DISTRIBUTION EVENTS

SECTION 5.01 — UNFORESEEABLE EMERGENCY WITHDRAWALS

A Participant may make a withdrawal from his Account in the event of an unforeseeable emergency.  Such withdrawal will be paid in a single lump-sum payment as soon as administratively practicable after the withdrawal request is received by the Administrator, and the Administrator, in its sole discretion, has determined that the Participant has an unforeseeable emergency within the meaning of the Plan.

The Elective Deferral Credits of the Participant will automatically stop in the event of an unforeseeable emergency withdrawal.  The Participant will be allowed to file an election to defer Compensation during the annual election period that next follows the unforeseeable emergency withdrawal.  Such election will be effective for the Plan Year following the Plan Year in which the unforeseeable emergency withdrawal occurred.

A Participant will be allowed to direct the hypothetical investments from which an unforeseeable emergency withdrawal is deemed to be drawn or, in the absence of an affirmative designation, the withdrawal will be deemed to be drawn on a pro-rata basis from the various investments of the Account.

An “unforeseeable emergency” for this purpose means a severe financial hardship resulting from an illness or accident of the Participant or his spouse or dependents (which the Participant certifies as satisfying the standards of Code § 152, without regard to subsections (b) (1), (b) (2) and (d) (1) (B)), property casualty loss to the Participant, or other similar extraordinary and unforeseeable circumstances of the Participant arising as a result of events beyond the control of the Participant, which is not covered by insurance and may not be relieved by reimbursement or compensation from insurance or otherwise, by the liquidation of other assets (provided that such liquidation would not cause an unforeseeable emergency), or by cessation of deferrals under the Plan, and which is determined, based on the relevant facts and circumstances, to qualify as an unforeseeable emergency under Code § 409A.  Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children will not, alone, be considered an unforeseeable emergency.

The amount available from a Participant’s Accounts on account of an unforeseeable emergency is limited to the amount necessary to satisfy such hardship, plus amounts necessary to pay any taxes anticipated to result from the distribution, as determined by the Administrator.

SECTION 5.02 — DISTRIBUTION EVENTS

A Participant’s Retirement Account will be distributed upon the first of the following distribution events to occur:

(a)                                 Separation from Service Distribution.  A Participant’s Account becomes payable on the date he incurs a Separation from Service as provided in the FORM OF DISTRIBUTION SECTION of Article VI.

(b)                                 Death Distribution.  A Participant’s Account becomes payable upon death as provided in the FORM OF DISTRIBUTION SECTION of Article VI.

(c)                                  Change of Control Distribution.  A Participant’s Account becomes payable upon a Change of Control as provided in the FORM OF DISTRIBUTION SECTION of Article VI.

A Participant’s In-Service Account will be distributed upon the first to occur of the events listed in (a) - (c) above or the date specified by a Participant as provided in the FORM OF DISTRIBUTION SECTION of Article VI.  A Participant may have unlimited numbers of In-Service Accounts.  Each such In-Service Account shall be subject to the following rules:

(i)                                     In no event may an In-Service Account become payable on a specified date that is less than two years after the first day of the year in which any deferral election to such In-Service Account becomes effective.

(ii)                                  In no event shall Elective Deferral Credits or Employer Discretionary Credits be credited to an In-Service Account during the Plan Year that contains the specified date of the In-Service Distribution.  To the extent Elective Deferral Credits or Employer Discretionary Credits would be credited to an In-Service Account, either affirmatively or by operation of the REENROLLMENT FOLLOWING A BREAK IN ELIGIBILITY SECTION of Article II or the ELECTIVE DEFERRAL CREDITS SECTION of Article III, in the Plan Year that contains the specified date of the In-Service Distribution, such amounts will be credited to the Participant’s Retirement Account.  If the Participant only has one Retirement Account, such amount will be credited to that Account.  If the Participant has multiple Retirement Accounts, and one of the Accounts has a lump sum at Separation from Service form of distribution election pursuant to the FORM OF DISTRIBUTION SECTION of Article VI, such amount will be credited to that Account.  If the Participant has multiple Retirement Accounts and does not have an Account with a lump sum at Separation from Service form of distribution election, one will be established with a lump sum at Separation from Service form of distribution election and such amount will be credited to this Account.

A distribution may be delayed if the Participant is a Specified Employee as provided in the SPECIFIED EMPLOYEE SECTION of Article VII.

SECTION 5.03 — ACCELERATION UPON CHANGE OF CONTROL

If a Change of Control occurs while a Participant is receiving installment payments (or is scheduled to commence such payments) and the Participant had elected a more rapid payment schedule to apply in the event of a Change of Control (for example, a lump-sum payment), the more rapid payment schedule will apply following the Change of Control.

SECTION 5.04 — CASH-OUT OF SMALL ACCOUNTS

If the balance of the Participant’s Accounts under this Plan does not exceed the applicable dollar amount then in effect under Code § 402(g)(1)(B) as of the distribution date then the Participant will be paid the full balance of his Accounts in a single-sum distribution in full settlement of all obligations under the Plan.  Also, if the balance (or remaining balance) of a Participant’s Accounts, together with his interest under all Aggregated Plans does not exceed the applicable dollar amount then in effect under Code § 402(g)(1)(B) as of the scheduled distribution date or any date thereafter then the Administrator may in its sole and absolute discretion direct that the Participant be paid the balance of his Accounts under this Plan, plus his entire interest under all Aggregated Plans, in a single-sum distribution in full settlement of all obligations under the Plan and such other plans.

ARTICLE VI

DISTRIBUTION OPTIONS

SECTION 6.01 — FORM OF DISTRIBUTION

A Death Distribution or a Change of Control Distribution will be paid as a single lump-sum payment.

A Participant may elect to receive a distribution, other than a Death Distribution or Change of Control Distribution, in any of the following forms (subject to the CASH-OUT OF SMALL ACCOUNTS SECTION of Article V):

(a)                                 A single lump-sum payment.

(b)                                 Annual installment payments.

(i)                                     In the case of a Separation from Service Distribution, a series of annual installments over a period of up to ten (10) years

(ii)                                  In the case of an In-Service Distribution, a series of annual installments over a period of up to five (5) years.

A Participant may elect to establish multiple Retirement Accounts.  Each Retirement Account may have a different form of distribution, as provided in this section.

A Participant may elect to establish multiple In-Service Accounts.  Each In-Service Account may have a different form of distribution, as provided in this section.  A Participant will also be required to elect a form of distribution in the event of a Separation from Service for each In-Service Account.

SECTION 6.02 — CALCULATION OF LUMP-SUM OR INSTALLMENT PAYMENTS

The amount of the single lump-sum cash payment will be determined based on the applicable Account balance as of the actual date of distribution from the Plan.

If the Participant elects to receive annual installments, the payment of each installment shall be made on the anniversary of the date of the first installment payment, and the amount of the installment shall be adjusted on such anniversary.  Such adjustment shall be made by dividing the balance in the applicable Account on such date by the number of installments remaining to be paid; provided that the last installment due under the Plan shall be the entire amount credited to such Account on the date of payment.

The installment payment stream will be treated as a single payment (made at the first scheduled payment date) for purposes of Code § 409A.

SECTION 6.03 — DISTRIBUTION ELECTION PROCEDURES

An election regarding the form of payment under the Plan must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Administrator.  A distribution election will be effective only if it is received in properly completed form by the Administrator as part of the Participant’s enrollment in the Plan.

In accordance with the requirements and procedures prescribed by the Administrator, a Participant may elect to defer payment, provided that:

(a)                                 The election to defer must be received in properly completed form by the Administrator at least twelve (12) months prior to the distribution event; and

(b)                                 The deferral must be for at least five (5) years from the originally scheduled payment date provided that this requirement will not apply to an election to defer payment upon death.

SECTION 6.05 — DEFAULT ELECTIONS

If a Participant fails to file a timely election as to the form of distribution, the distribution will be made in the form of a single lump-sum distribution of the full balance of the Account determined as of the date of actual payment from the Plan.

SECTION 6.06 — SURVIVOR BENEFITS

If a Participant dies prior to the full distribution of his Account, his Beneficiary will be entitled to a single lump-sum payment.

The survivor benefit will be paid to the Beneficiary on the death of the Participant consistent with the TIME OF DISTRIBUTION SECTION OF Article VII.

ARTICLE VII

TIMING OF DISTRIBUTION

SECTION 7.01 — TIME OF DISTRIBUTION

The Administrator, in its sole discretion, if it deems it necessary or appropriate for administrative reasons, may defer any payment to a date later than the scheduled payment date within the calendar year or, if later, to the fifteenth (15th) day of the third calendar month following the scheduled payment date, without adjustment for deferred payment of any installment.  Earnings credits (both increase and reductions) will be reflected through the date of payment as provided above.

SECTION 7.02 —SPECIFIED EMPLOYEE

A distribution made due to a Separation from Service of a Participant who is a Specified Employee on the Separation from Service date will not under any circumstances be made prior to the first business day that is six (6) months and one (1) day following the Participant’s Separation from Service, except in the case of an intervening death of the Participant as provided in the FORM OF DISTRIBUTION SECTION of Article VI.  However, this delayed payment requirement does not apply to any distribution event other than Separation from Service.

Any payments to which such Specified Employee would be entitled during the first six months following the date of Separation from Service shall be accumulated and paid on the first day of the seventh month following the date of Separation from Service, and shall be adjusted for earnings credits pursuant to the HYPOTHETICAL INVESTMENTS SECTION of Article IV.

SECTION 7.03 — DISTRIBUTIONS PURSUANT TO A DOMESTIC RELATIONS ORDER

The Plan permits the benefits actually payable to a Participant to be divided with a spouse or former spouse of the Participant who meets the definition of alternate payee under ERISA § 206(d) provided that the Administrator determines that the domestic relations order meets the criteria of a qualified domestic relations order, as defined in ERISA § 206(d).  Such domestic relations order may provide for a distribution to an alternate payee prior to payment (or commencement) of a benefit to a Participant, or while installment payments are being paid, in the form of a single lump sum payment. The Administrator’s determination that a domestic relations order meets the requirements of ERISA § 206(d) will result in a distribution event and a lump sum payment for the alternate payee and the timing requirements of the TIME OF DISTRIBUTION SECTION of this Article will apply.

The Administrator will establish reasonable procedures to determine whether a domestic relations order meets the criteria of ERISA § 206(d).  Upon receiving a domestic relations order, the Administrator promptly will notify the Participant and an alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the status of the order.  Within a reasonable period of time after receiving the domestic relations order, the Administrator will determine the status of the order and will notify the Participant and each alternate payee, in writing, of its determination.  The Administrator will provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order.

If any portion of the Participant’s benefit under this Plan is payable during the period the Administrator is making its determination of the status of the domestic relations order, a separate accounting will be made of the amount payable.  If the Administrator determines the order is a domestic relations order within the criteria of ERISA § 206(d) within the calendar year in which amounts are first payable following receipt of the order or, if later, before the fifteenth (15th) day of the third calendar month following the scheduled payment date, the payable amounts will be distributed in accordance with the order.  If the Administrator does not make its determination of the status of the order within such period, the payable amounts will be distributed in the manner the Plan would distribute if the order did not exist and the order will apply prospectively if the Administrator later determines the order meets the criteria of ERISA § 206(d).

The Plan will make payments or distributions required under this section by separate benefit checks or other separate distribution to the alternate payee and report the payments accordingly, provided however, that the Company may report distributions as income to the Participant for federal income tax and/or Social Security or other withholding purposes as it determines to be consistent with the requirements of the Code.

SECTION 7.04 — RIGHT OF OFFSET

Notwithstanding any other provisions of this Plan, the Company reserves the right to withhold and setoff from any distribution or payment that is due and payable to a Participant or Beneficiary under the Plan any amount owed to the Company or any Controlled Group Member by the Participant, whether such obligation is matured or not matured and however arising, at the time of (and with priority over) any such distribution or payment to the extent that the retention or exercise of such right does not have adverse tax consequences to the Participant or Beneficiary under Code § 409A.  Further, the Company reserves the right to withhold and setoff from the Participant’s Account (even if a payment or distribution is not then due and payable) any amount owed to the Company or any Controlled Group Member by the Participant as satisfaction of such obligation of the Participant, where such obligation is incurred in the ordinary course of the service relationship between the Participant and the Company or Controlled Group Member, the amount of reduction in any of the Company’s or Controlled Group Member’s taxable years does not exceed five-thousand dollars ($5,000), and the entire reduction is made at the same time and in the same amount as the obligation otherwise would have been due and collected from the Participant.

SECTION 7.05 — DELAY OF PAYMENT UNDER CERTAIN CIRCUMSTANCES

Any payment due under the Plan as of a distribution event specified in the DISTRIBUTION EVENTS SECTION of Article V may be delayed at the discretion of the Administrator to the extent that the Administrator reasonably anticipates that if the payment were made as scheduled:

(a)                                 a deduction with respect to such payment would not be permitted to Principal Financial Group due to the application of Code § 162(m).  The payment will be made during the taxable year in which the Administrator reasonably anticipates or should reasonably anticipate that if the payment is made during such year, the deduction of such payment will be deductible under Code § 162(m); or

(b)                                 the making of the payment will violate federal securities laws or other applicable law.  The payment will be made at the earliest date at with the Administrator reasonably anticipates that the making of the payment will not cause such violation.

Any payment so delayed will be deemed to have been paid in accordance with this Article (including any delay specified therein in the case of a Specified Employee).

ARTICLE VIII

ADMINISTRATION OF PLAN

SECTION 8.01 — ADMINISTRATION

The Company is the administrator of the Plan with authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.  Action on behalf of the Company as administrator may be taken by any of the following:

(a)                                 Board or its Human Resources Committee.  The Board or its Human Resources Committee is responsible for overseeing, generally, and performing nondiscretionary functions with respect to the Plan, except to the extent such authority has been delegated to a Company committee.  The Human Resources Committee is responsible for recommending to the Board the amendment of the Plan, except that appropriate officers of the Company are authorized to make amendments to the Plan on an ongoing basis as they deem advisable to facilitate the administration of the Plan without substantially altering the level of benefits provided or the cost of the Plan to the Company, or to conform the Plan to applicable laws or regulations; provided such amendments are reviewed by the Corporate Management Committee.

(b)                                 Corporate Management Committee.  The Corporate Management Committee of the Company is responsible for receiving reports and reviewing the recommendations of the Human Resources Department staff and to recommend any amendment of the Plan.  The Corporate Management Committee is responsible for acting as required by the Plan and reporting such actions to the Chief Executive Officer of the Company and to the Human Resources Committee, as required by either.

(c)                                  Benefit Plans Investment Committee.  The Benefit Plans Investment Committee is responsible for all investment matters relating to the Plan, including the investment of assets that may (but are not required to be) set aside to hedge liabilities resulting from the Plan, and actual investment of the rabbi trust, including the selection and monitoring of investment providers (including the trustee of the rabbi trust) with respect to the Plan.  Members of the Benefit Plans Investment Committee will be appointed by the Chief Executive Officer of Principal Life Insurance Company.

Day-to-day administrative duties with respect to the Plan will be performed by the Human Resources Department.

SECTION 8.02 — CORRECTION OF ERRORS AND DUTY TO REVIEW INFORMATION

Errors may occur in the operation and administration of the Plan.  The Company reserves the right to cause such equitable adjustments to be made to correct for such errors as it considers appropriate (including adjustments to Participant or Beneficiary Accounts), which will be final and binding on the Participant or Beneficiary.

Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his elections under the Plan (for example, to review payroll stubs to make sure a contribution election is being implemented appropriately, to review benefit statements to make sure investment elections are being implemented appropriately, to review Plan booklets, prospectuses, etc.) and to notify the Company of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within a reasonable period of time after such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically).  If the Participant or Beneficiary fails to review any information or fails to notify the Company of any error within such reasonable period of time, he will not be able to bring any claim seeking relief or damages based on the error.  If the Company is notified of an alleged error within a reasonable period of time, the Company will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred.  If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he may file a formal claim under the claims procedures under the CLAIMS PROCEDURES SECTION of this Article.

SECTION 8.03 — CLAIMS PROCEDURES

If a Participant or Beneficiary does not feel as if he has received full payment of the benefit due such person under the Plan, the Participant or Beneficiary may file a written claim with the Company setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit.  The Vice President of Human Resources will ordinarily determine the validity of and communicate a decision regarding the claim within ninety (90) days after the date of the claim.   If additional information is necessary to make a determination on a claim, the claimant will be advised of the need for such additional information within forty-five (45) days after the date of the claim.  The claimant will have up to one hundred and eighty (180) days to supplement the claim information, and the claimant will be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period.  A claim is considered approved only if its approval is communicated in writing to the claimant.

A claim for benefits which is denied will be denied by written notice setting forth in a manner calculated to be understood by the claimant:

(a)                                 The specific reason or reasons for the denial, including a specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

(b)                                 A description of any additional material or information that is necessary to process the claim; and

(c)                                  An explanation of the procedure for further reviewing the denial of the claim and applicable time limits, including a statement of the claimant’s right to bring a civil action under ERISA § 502(a) following an adverse benefit determination on review.

Within sixty (60) days after the receipt of a denial on a claim, a claimant or his authorized representative may file a written request for an appeal of such denial.  Such appeal will be undertaken by the most senior Human Resources Leader of the Company and will be a full and fair review. The claimant will have the right to review all pertinent documents.  If the claimant fails to file an appeal within 60 days of receipt of the denial on a claim, the claim will be deemed abandoned and the claimant precluded from reasserting it.

The most senior Human Resources Leader of the Company will issue a decision not later than sixty (60) days after receipt of the appeal request from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision will be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant’s appeal request.  The decision on appeal will be in writing in a manner calculated to be understood by the claimant and will clearly set forth:

(a)                                 The specific reason or reasons for the adverse determination, including a specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

(b)                                 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(c)                                  A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring an action under ERISA § 502(a).

Decisions reached under these claims and appeals procedures shall be binding on all parties, including any Beneficiary or other person claiming through a Participant.  Any legal action for benefits under the Plan may not be brought unless and until the claimant has exhausted his remedies under these procedures.  In any such legal action, the claimant may be allowed to only present evidence and theories which the claimant presented during the claims and appeals process. Any claims which the claimant does not in good faith pursue through the appeal stage of the procedure may be treated as having been irrevocably waived.

Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the appeal by the most senior Human Resources Leader of the Company.  The one-year limitation on suits for benefits will apply in any forum where a claimant initiates such suit or legal action.

The Participant will be solely responsible for taking prompt actions in the event of disputed payments as necessary to avoid any adverse tax consequences under Code § 409A, even if action is required to be taken under Code § 409A in a more timely manner than is required under this CLAIMS PROCEDURES SECTION.

SECTION 8.04 — INDEMNIFICATION

Each officer or employee responsible for the administration or operation of the Plan will be subject to the Company’s indemnity policy for employees and officers, adopted by the Board in Resolution No. 3153, or as such shall be amended or replaced from time to time.  Accordingly, and as provided in such resolution, each officer or employee will be indemnified by the Company against all damages, awards, costs and expenses, including counsel fees reasonably incurred or imposed in connection with, or resulting from, any action, suit or proceeding or the settlement thereof prior to final adjudication, to which the officer or employee is or may be made a party by reason of providing services to the Plan, whether or not the individual is an officer or employee at the time such costs or expenses are incurred or imposed.  In order to receive this indemnity, the action, suit or proceeding may not be settled unless the Company’s Chief Executive Officer or General Counsel determines such settlement was in the best interests of the Company; or in such action, suit or proceeding, there is a final adjudication of liability, which is not based upon acts that constitute gross negligence or willful misconduct on the officer or employee’s part in the performance of his or her duties with respect to the Plan.

SECTION 8.05 — EXERCISE OF AUTHORITY

The Company, the Corporate Management Committee, the Benefit Plans Investment Committee, and any other person or body who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its/his full discretion.  This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration.  The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

SECTION 8.06 — TELEPHONIC OR ELECTRONIC NOTICES AND TRANSACTIONS

Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, changes in deferral percentages, withdrawals, distributions, investment changes, consents, etc.), may be by means of voice response, Internet, or other electronic system to the extent so authorized by the Company.

SECTION 8.08 — TRUSTEE CONTROL UPON COMMENCEMENT OF BENEFIT PAYMENTS

Upon the commencement of benefit payments under this Plan, the Company will provide the trustee of a rabbi trust, which may be used as a funding vehicle for the benefits due under the Plan, with written directions regarding the time and form of payments due to each Participant pursuant to this Plan.  Any directions provided by the Company to the trustee will be irrevocable except to the extent the Company has provided the trustee with satisfactory evidence that:

(a)                                 the schedule provided by the Company contains an error with respect to the amount or time of payment to the Participant (in which case the Company will correct the error);

(b)                                 the payment due to the Participant has been paid directly by the Company or a Controlled Group Member;

(c)                                  the Company has a right of setoff against a scheduled payment under the RIGHT OF OFFSET SECTION of Article VII which cannot be satisfied from any other source; or

(d)                                 the Participant has engaged in felony conduct detrimental to the business of the Company.

The trustee will be obligated to follow a direction on file with it only to the extent of the assets held in the trust, and the trustee will have no obligation to seek funding of the trust from the Company or any Controlled Group Member.

ARTICLE IX

CONTRACTUAL OBLIGATIONS AND FUNDING

SECTION 9.01 — CONTRACTUAL OBLIGATIONS

The Plan creates a contractual obligation on the part of the Company and each Participating Controlled Group Member to provide benefits as set forth in the Plan with respect to:

(a)                               Participants who are employed with the Company or that Participating Controlled Group Member;

(b)                               Participants who were employed with the Company or that Participating Controlled Group Member prior to Separation from Service; and

(c)                                Beneficiaries of the Participants described in (a) and (b).

A Participating Controlled Group Member is not responsible for (and has no contractual obligation with respect to) benefits payable to a Participant who is or was employed with the Company or another Participating Controlled Group Member.  If a Participant is employed with two or more employers (the Company and a Participating Controlled Group Member, or two or more Participating Controlled Group Members, etc.), either concurrently or at different times, each will be responsible for the benefit attributable to Elective Deferral Credits, and Employer Discretionary Credits made with respect to the period while the Participant was employed with that employer, adjusted for earnings credits.

Principal Financial Group will guarantee and assume secondary liability for the contractual commitment of each Participating Controlled Group Member under this Section.

In the event an employer ceases to be a Controlled Group Member with respect to the Company by reason of a stock sale, merger or similar corporate transaction involving an unrelated third party, the contractual obligation and liability for benefits that rested with such employer prior to the transaction will be retained by such employer (or its successor in interest) after it ceases to be a Controlled Group Member, unless the employer transfers such contractual obligation and liability with the consent of the affected Participant. For any Participant who remains employed with an employer after it ceases to be a Controlled Group Member by reason of a sale of stock of such employer or its direct or indirect parent company, or similar corporate transaction, a Separation from Service will not have occurred solely as a result of such transaction.

In the event of a sale of substantial assets (such as a location or division, or substantially all assets of a trade or business) of the Company or a Controlled Group Member to an unrelated buyer, the Company or Controlled Group Member and the buyer may, with the consent of the Participant, agree to transfer the contractual obligation and liability for benefits with respect to any Participant who becomes an employee of the buyer or an affiliate of the buyer upon the closing or in connection with such transaction.  In such case, if agreed to by both the Company or Controlled Group Member and the buyer, the transaction will not be deemed to constitute a Separation from Service and benefits thereafter will be paid in accordance with the terms of the Plan or a successor plan established by the buyer or an affiliate in a manner consistent with Code § 409A.

SECTION 9.02 — FUNDING

The Company has established a “rabbi” trust to serve as a funding vehicle for benefits payable under the Plan.  However, neither the Company nor any Controlled Group Member will have any obligation to fund such trust.

Neither the Company nor any Controlled Group Member will transfer or contribute any funds to any rabbi trust during any “restricted period,” as defined in Code § 409A(b)(3)(B).  If any funds are transferred or contributed during a restricted period and the Company certifies in writing that such transfer or contribution was disallowed under this provision, the funds will be deemed to have been transferred or contributed under a mistake of fact and will be returned to the Company or the Controlled Group Member, along with any earnings allocable to such funds, regardless of whether the rabbi trust’s terms establish it as revocable or irrevocable.  Further, the assets of any rabbi trust hereby established will not be held or transferred outside of the United States, and the trust will not have any other feature that would result in a transfer of property being deemed to have occurred under Code § 409A (for example, there will be no funding obligation or restrictions on assets in connection with a change in financial health of the Company or any Controlled Group Member).

The establishment and funding of the rabbi trust will not affect the contractual obligations of the Company and Participating Controlled Group Members under the CONTRACTUAL OBLIGATIONS SECTION of this Article, except that such obligations with respect to any Participant or Beneficiary will be offset to the extent that payments are actually made from the trust to such Participant or Beneficiary.  In the case of any transfer of contractual obligations outside of the Controlled Group Members (including by sale of the stock of a Controlled Group Member such that it no longer remains such) under the CONTRACTUAL OBLIGATIONS SECTION of this Article, the parties may arrange for a transfer of assets to a rabbi trust maintained by the buyer or an affiliate of the buyer.

Any rabbi trust used to fund benefits payable under this Plan may be used to fund benefits payable under any other non-qualified deferred compensation plan maintained by the Company or a Participating Controlled Group Member, whether existing or established in the future.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01 — AMENDMENT AND TERMINATION

The Company has the right to amend this Plan.  A Participating Controlled Group Member does not have the right to amend the Plan.  The Plan can be amended or terminated at any time and for any reason by action of the following:

(a)                                 The Board or the Human Resources Committee of the Board can terminate the Plan or adopt any amendment to the Plan, and any amendment that has a material negative cost effect on the Company is reserved to the Board or its Human Resources Committee.

(b)                                 Appropriate officers of the Company are authorized to make amendments to the Plan on an ongoing basis as they deem advisable to facilitate the administration of the Plan without substantially altering the level of benefits provided or the cost of the Plan to the Company, or to conform the Plan to applicable laws or regulations; provided such amendments are reviewed by the Corporate Management Committee.

No action by any person, body or committee with amendment authority will constitute an amendment to the Plan unless it is expressly designated as an amendment to the Plan or except as provided in the MODIFICATION BY EMPLOYMENT OR SIMILAR AGREEMENT SECTION of this Article.

The Board, Human Resources Committee, or the appropriate officers generally will determine the effective date of any amendment or termination of the Plan.  However, if Code § 409A requires a delayed effective date (for example, if an amendment changes a deferral rule in a way that must be delayed for twelve (12) months), then the amendment will be effective as of the later of the date determined by the Board, Human Resources Committee, or the appropriate officers, or the earliest effective date allowed under Code § 409A. Also, a termination of the Plan will not be effective to cause a deferral election in place under the Plan for a Plan Year (including for Annual Incentive Pay or bonus for a fiscal year that starts within such Plan Year) to be modified or discontinued prior to the end of such Plan Year (or fiscal year), unless the Plan is terminated and liquidated pursuant to the liquidation termination provisions below.

The Plan may not be amended in a manner that has the effect of reducing the balance or vested percentage of any Participant’s or Beneficiary’s Accounts.  This will not prohibit an amendment that reduces or eliminates the benefit accrued and payable under this Plan and shifts the liability for such benefit to another nonqualified retirement plan maintained by the Company or a Controlled Group Member, or any successor, or an amendment that is required by law or for which the failure to adopt the amendment would have adverse tax consequences to the Participants affected by such amendment (as determined by the Company).

The Board or the Human Resources Committee may terminate the Plan and provide for the acceleration and liquidation of all benefits remaining due under the Plan pursuant to Treas. Reg. Section 1.409A-3(j) (4) (ix).  If such a termination and liquidation occurs, all deferrals and credits under the Plan will be discontinued (and all Active Participants will cease to be Active Participants) as of the termination date established by the Board or Human Resources Committee, and benefits remaining due will be paid in a lump-sum at the time specified by the Board or Human Resources Committee as part of the action terminating the Plan and consistent with Treas. Reg. § 1.409A-3(j) (4) (ix).  The Board or Human Resources Committee also may terminate the Plan other than pursuant to Treas. Reg. § 1.409A-3(j) (4) (ix).  In the event of such other termination, all deferral and credits under the Plan will be discontinued (and all Active Participants will cease to be Active Participants) as of the end of the Plan Year, but all benefits remaining payable under the Plan will be paid at the same time and in the same form as if the termination had not occurred — that is, the termination will not result in any acceleration of any distribution under the Plan.

SECTION 10.02 — MODIFICATION BY EMPLOYMENT OR SIMILAR AGREEMENT

The Company or a Participating Controlled Group Member may be a party to an employment or similar agreement with a Participant, the terms of which may enhance or modify in some respect the benefits provided under this Plan, including, but not necessarily limited to, an enhancement to or modification of the benefit amount, payment forms and/or other rights and features of the Plan.  The Plan consists only of this document and other documents contemplated under this document, but not including such employment or similar agreement. Accordingly, any contractual rights that a Participant may have to any enhancement or modification called for under an employment or similar agreement are rights that derive from such agreement and not directly from the Plan.  Nonetheless, the Plan will be applied in a manner that takes into account any enhancements or modifications called for under an enforceable employment or similar agreement as if such provisions were part of the Plan; provided that, no change can be made to the Plan by means of an employment or similar agreement that would not have been allowed by means of an amendment to the Plan (for example, an amendment inconsistent with Code § 409A).

SECTION 10.03 — EMPLOYMENT STATUS

Nothing contained in this Plan gives an Employee in the Eligible Group the right to be retained in the Company’s or Controlled Group Member’s employ or to interfere with the Company’s or Controlled Group Member’s right to discharge any Employee.

SECTION 10.04 — RIGHTS TO PLAN ASSETS; TAX CONSEQUENCES

Neither the Company nor any Controlled Group Member will have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any rights to any amounts that may be set aside other than the rights of an unsecured general creditor of the Company or Controlled Group Member that employs (or employed) the Participant.

Neither the Company nor any Controlled Group Member is making any representations or promises as to the tax consequences of participation in the Plan.  Each Participant (and Beneficiary) shall be solely responsible for such tax consequences.

SECTION 10.05 — BENEFICIARIES

A Participant may designate any person (natural or otherwise, including a trust) as his Beneficiary to receive the survivor benefit (if any) payable when he dies, and may change or revoke a designation previously made without the consent of any Beneficiary.  If a Beneficiary designation is not on file, or if no designated Beneficiary survives the Participant, the Beneficiary will be the person designated by the Participant under the Associated Plan or, in the absence of a designation, the default Beneficiary under the Associated Plan.  If a primary Beneficiary becomes entitled to a survivor benefit upon the death of a Participant but dies prior to complete distribution of such benefit, the remaining benefit will be paid to any contingent Beneficiary designated by the Participant, or if there is no surviving contingent Beneficiary, the remaining benefit will be paid to the estate of the primary Beneficiary.  .

A Beneficiary designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by the Company.  A Beneficiary designation will be effective (and will revoke all prior designations) if it is received by the Company (or if sent by mail, the post-mark of the mailing is) prior to the date of death of the Participant.

SECTION 10.06 — STATEMENTS

The Company may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the balance and/or investment of their Accounts, but it is not required to issue benefits statements.

The Company may correct errors that appear on benefit statements at any time, and the issuance of a benefit statement (and any errors that may appear on a statement) will not in any way alter or affect the rights of a Participant or Beneficiary with respect to the Plan.  Each Participant or Beneficiary has a duty to promptly review each benefit statement and to notify the Company of any error that appears on such statement within a reasonable period of time after such statement is provided or made available to the Participant or Beneficiary (for example, the date the statement is sent by mail, or the date the statement is provided or made available electronically).  If a Participant or Beneficiary fails to review a benefit statement or fails to notify the Company of any error that appears on such statement within a reasonable period of time, he will not be able to bring any claim seeking relief or damages based on the error.

SECTION 10.07 — NONALIENATION OF BENEFITS

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant or Beneficiary.  A Participant or Beneficiary does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits.  The preceding sentences will also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, except as provided in the DISTRIBUTIONS PURSUANT TO A DOMESTIC RELATIONS ORDER SECTION of Article VII.

SECTION 10.08 — CONSTRUCTION

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Company has its principal office.  In case any provision of this Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of this Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 10.09 — WORD USAGE

The masculine gender, where used in this Plan, will include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.

On behalf of the Human Resources Committee of the Board of Directors of the Company, this Nonqualified Deferred Compensation Plan for Select Investment Professionals of Principal Financial Group, Inc. and Affiliates has been executed this 10th day of December, 2015.

By:	/s/ Tammy DeHaai
Tammy DeHaai
Title: Vice President-HR Chief Operating Officer

ATTACHMENT A

PARTICIPATING CONTROLLED GROUP MEMBERS

Date of Participation

Principal Life Insurance Company	January 1, 2016

Spectrum Asset Management, Inc.	January 1, 2016

Morley Financial Services, Inc.	January 1, 2016

Post Advisory Group	January 1, 2016

Columbus Circle Investors	January 1, 2016